ITEM 77E:  LEGAL PROCEEDINGS
Since October 2003, Federated
and related entities
(collectively, "Federated"),
 and various Federated funds
("Funds"), have been named as
defendants in several
class action lawsuits
 now pending in the
United States District
Court for the District
of Maryland. The lawsuits
were
purportedly filed on
behalf of people who
purchased, owned and/or
redeemed shares of
Federated-sponsored mutual
funds during specified periods
beginning November 1,
 1998. The suits are
generally similar in
alleging that Federated
engaged in illegal and
improper trading practices
including
market timing and late
trading in concert with
certain institutional traders,
 which allegedly caused
 financial injury to the
mutual fund shareholders.
These lawsuits began to
 be filed shortly after
Federated's first public
announcement that it had
received requests for
 information on shareholder
trading activities in
the Funds from the SEC,
the Office of the New York
State Attorney General ("NYAG"),
 and other authorities. In that
 regard,
on November 28, 2005,
Federated announced that it had
 reached final settlements with
the SEC and the NYAG with respect
to those matters.
Specifically, the SEC and NYAG
settled proceedings against
three Federated subsidiaries
involving undisclosed market
timing arrangements and late
trading. The SEC made findings:
that Federated Investment
Management Company ("FIMC"),
an SEC-registered investment
adviser to various Funds,
and Federated Securities Corp.,
an SEC-registered broker-dealer
and distributor for the Funds,
violated provisions of the
 Investment Advisers Act
and Investment Company Act by
 approving, but not disclosing,
 three market timing arrangements,
 or the associated conflict of
 interest between
FIMC and the funds involved in
the arrangements, either to
other fund shareholders or
 to the funds' board; and that
 Federated Shareholder
Services Company, formerly an
SEC-registered transfer agent,
failed to prevent a customer
and a Federated employee from
late trading in violation
of provisions of the Investment
Company Act. The NYAG found that
such conduct violated provisions
 of New York State law. Federated
entered
into the settlements without
admitting or denying the
regulators' findings. As
Federated
previously reported in 2004, it
 has already paid
approximately $8.0 million to
certain funds as determined by
an independent consultant.
As part of these settlements,
Federated agreed to pay
disgorgement and a civil money
penalty in the aggregate amount
of an additional $72 million and,
among other things, agreed that it
 would not
serve as investment adviser to
any registered investment company
unless (i) at least 75% of the
fund's directors are independent
of Federated,
(ii) the chairman of each such
fund is independent of Federated,
 (iii) no action may be taken by
the fund's board or any committee
thereof
unless approved by a majority of
the independent trustees of the
 fund or committee, respectively,
 and (iv) the fund appoints
a "senior officer" who
reports to the independent
trustees and is responsible
for monitoring compliance by
the fund with applicable laws
and fiduciary duties and for
managing the process by which
 management fees charged to a
fund are approved. The settlements
are described in Federated's
announcement
which, along with previous
press releases and related
communications on those matters,
is available in the "About Us"
section of Federated's
website at FederatedInvestors.
com.
Federated entities have also
been named as defendants in
several additional lawsuits
that are now pending in the
United States District Court for
the Western District of
Pennsylvania, alleging, among
other things, excessive advisory
and Rule 12b-1 fees.
The Board of the Funds
retained the law firm of
Dickstein Shapiro LLP to
represent the Funds in each
of the lawsuits described in
 the
preceding two paragraphs.
Federated and the Funds, and
their respective counsel,
have been defending this
litigation, and none of the Funds
remains a defendant in any
of the lawsuits (though some
could potentially receive any
recoveries as nominal defendants).
Additional lawsuits based
upon similar allegations may
 be filed in the future.
 The potential impact of
these lawsuits, all of which
seek unquantified damages,
attorneys' fees,
and expenses, and future
potential similar suits is
uncertain. Although we do not
believe that these lawsuits
will have a material adverse
effect on
the Funds, there can be no
assurance that these suits,
 ongoing adverse publicity
and/or other developments
resulting from the regulatory
investigations will not result
 in increased Fund redemptions,
reduced sales of Fund shares,
or other adverse consequences for the Funds.